SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          -----------------------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 9, 1999




                              ORPHAN MEDICAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Minnesota                     0-24760                 41-1784594
----------------------------   ------------------------  ----------------------
(State or other jurisdiction   (Commission file number)     (I.R.S. employer
     of incorporation)                                   identification number)


           Suite 475,
     13911 Ridgedale Drive,
         Minnetonka, MN              55305               (612) 513-6900
-------------------------------   ----------    -------------------------------
(Address of principal executive   (zip code)    (Registrant's telephone number,
          offices)                                     including area code)


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 5.           Other Events.

         On February 9, 1999, Orphan Medical, Inc. (the "Company") and Chronimed Inc. ("Chronimed") signed a Supplement II to Termination Agreement (the "Supplement II") to amend the Termination Agreement dated June 27, 1997 and the Supplement to the Termination Agreement dated December 8, 1998 (collectively the "Termination Agreement"). The Termination Agreement provided for the termination of certain agreements that had been in existence between the Company and Chronimed since July 1994. Under the Termination Agreement, the Company has an obligation to issue Common Stock and pay a 3 percent royalty on a quarterly basis to Chronimed until Chronimed has realized an aggregate of $2,250,000. Through December 31, 1998, the Company has issued 312,994 shares of Common Stock and paid $140,376 in royalties pursuant to the terms of the Termination Agreement. Of the 312,994 shares of Common Stock issued to Chronimed, Chronimed has sold 185,271 shares in market transactions and realized net proceeds of $1,433,061. Chronimed currently holds 127,723 shares of Common Stock, which are unregistered. Pursuant to the Supplement II, the Company and Chronimed agreed that the Company will purchase the 127,723 unregistered shares of Common Stock held by Chronimed for $676,563, one-half of which ($338,281.50) was paid on February 9, 1999 and the remaining amount ($338,281.50) to be paid on March 31, 1999. Upon making the March 31, 1999 payment, the Company's obligation to Chronimed under the Termination Agreement will be fully satisfied.

Item 7.           Financial Statements and Exhibits.

Exhibit 99.1 Supplement II to Termination Agreement dated as of February 9, 1999 attached hereto.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 1999                 ORPHAN MEDICAL, INC.


                                       /s/ John H. Bullion
                                       -----------------------------------------
                                       John H. Bullion
                                       Chief Executive Officer


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                                INDEX TO EXHIBITS

Exhibit
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99.1        Supplement II to Termination Agreement dated as of February 9, 1999.